EXHIBIT 23.3

                         Consent of Arthur Andersen LLP,

                         Independent Public Accountants,


                             dated December 18, 2001

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated August 30, 2001 included in the financial statements of SHC Miami Airport LLC, Hilton Costa Mesa, Hilton Suites Auburn Hills and Embassy Suites Portland Downtown as of December 31, 2000 included in CNL Hospitality Properties, Inc.'s Post-Effective Amendment No. Nine to Form S-11 (File No. 333-89691).


/s/ Arthur Andersen LLP
--------------------------------
Arthur Andersen LLP

Los Angeles, California
December 18, 2001